                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                             TENDER FOR EXCHANGE OF
                      9 7/8% SENIOR SECURED NOTES DUE 2012
                                       OF
                           VERASUN ENERGY CORPORATION

     Registered holders of outstanding 9 7/8% Senior Secured Notes due 2012 (the "Original Notes") of VeraSun Energy Corporation, a South Dakota corporation (the "Issuer"), who wish to tender their Original Notes in exchange for a like principal amount of new 9 7/8% Senior Secured Notes due 2012, which have been registered for issuance under the Securities Act of 1933, as amended, and whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, National Association (the "Exchange Agent") prior to the Expiration Date (as defined below), or who cannot complete the procedures for delivery by book-entry transfer with the Depository Trust Company ("DTC") on a timely basis, may use this Notice of Guaranteed Delivery (or one substantially similar hereto) pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery Procedures" of the Issuer's Prospectus, dated _____, 2006 (as the same may be amended or supplemented from time to time, the "Prospectus") and in Instruction 1 to the related Letter of Transmittal. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

     Any holder who wishes to tender Original Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. This form may be delivered by hand or sent by an Eligible Institution (as defined below) by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or by mail to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date.

     THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF ORIGINAL NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF ORIGINAL NOTES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON _____, 2006 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF 9 7/8% SENIOR SECURED NOTES DUE 2012 MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

     The Exchange Agent for the Exchange Offer is Wells Fargo Bank, National Association.

       By Registered or Certified Mail, Overnight Carrier or Hand Delivery

                             Wells Fargo Bank, N.A.
                           Corporate Trust Operations
                       Sixth & Marquette Avenue, N9303-121
                              Minneapolis, MN 55479

                            By Facsimile Transmission
                          (Eligible Institutions Only)

                             Wells Fargo Bank, N.A.
                           Corporate Trust Operations
                          Facsimile No.: (612) 667-6282

                             To confirm by Telephone
                                 (800) 344-5128

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.

     THIS INSTRUMENT IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, which together constitute the "Exchange Offer" and receipt of which is hereby acknowledged, the principal amount of Original Notes as described below pursuant to the guaranteed delivery procedures described in the Prospectus and in Instruction 1 of the Letter of Transmittal. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Original Notes set forth in the Letter of Transmittal.

     Subject to and effective upon acceptance for exchange of the Original Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Issuer all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Original Notes tendered hereby. In the event of a termination of the Exchange Offer, the Original Notes tendered pursuant thereto will be returned promptly to the tendering Original Note holder.

     The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Original Notes tendered hereby and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

     The undersigned hereby tenders the Original Notes listed below:

CERTIFICATE NUMBER(S) (IF KNOWN) AND
SERIES OF NOTES OR ACCOUNT NUMBER AT   AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                 DTC                    AMOUNT REPRESENTED     AMOUNT TENDERED*
------------------------------------   -------------------   -------------------


----------
*    Must be in integral multiples of $1,000.

     If outstanding Original Notes will be tendered by book-entry transfer with DTC, provide the following information:

          DTC Account Number: _____________________________________________

          Date: ____________________________________________________________

                            PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or


Authorized Signatory: ___________________________________ Date: __________, 200_

Name(s) of Registered Holder(s):     Address(es):_______________________________

___________________________________  ___________________________________________

___________________________________  Area Code and Telephone No.: ______________

     This Notice of Guaranteed Delivery must be signed by the Holder(s) of Original Notes exactly as their name(s) appear(s) on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, agent, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

Name(s): _______________________________________________________________________

________________________________________________________________________________

Capacity: ______________________________________________________________________

Address(es): ___________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States (each an "Eligible Institution"), or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent at one of its addresses set forth above of a properly completed and validly executed Letter of Transmittal (or facsimile thereof), together with the Original Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the Exchange Agent's account at DTC described in the prospectus under the caption, "The Exchange Offer--Book-Entry Transfer" and in the Letter of Transmittal) and all other required documents, all by midnight, New York City time, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the holder of the Original Notes tendered herewith.


Name of Firm:
              -----------------------   ----------------------------------------
                                                 (AUTHORIZED SIGNATURE)

Address:                                Name:
         ----------------------------         ----------------------------------
                                                       (PLEASE PRINT)

                                        Title:
-------------------------------------          ---------------------------------
          (INCLUDE ZIP CODE)

Area Code and Tel. No.:                 Dated:                            , 200
                        -------------          ---------------------------     -

NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL
     NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and all other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and sole risk of the Holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, certified or registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the Holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Original Notes referred to herein, the signature must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Original Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Original Notes or signed as the name of the participant shown on DTC's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit evidence satisfactory to the Issuer of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Issuer at the address and telephone number specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.